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                                     CONSENT
                                       OF
                              NELSON E. BOWERS, II







         I, NELSON E. BOWERS, II, hereby consent to being named a "Director Nominee" of Sonic Automotive, Inc. (the "Company") in a Registration Statement of the Company on Form S-1 that is to be filed by the Company with the Securities and Exchange Commission in connection with the Company's initial public offering.



August 7, 1997                              /s/
                                                         Nelson E. Bowers, II


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